UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

N86 W12500 WESTBROOK CROSSING

MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Actuant Corporation (the “Company”) entered into revised Change in Control Agreements with each of its executive officers, including its named executive officers Robert Arzbaecher, William Blackmore, Mark Goldstein, Brain Kobylinski and Andrew Lampereur, in the form approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on April 25, 2012. The Change in Control Agreements are in substantially the same form as the existing change in control agreements with the Company’s executive officers, except that the excise tax gross-up has been removed from all agreements and the multiplier of base salary and annual cash incentive has been increased from one times to two times for Brian Kobylinski, Sheri Grissom and Ted Wozniak. In addition, the Company entered into a Change in Control Agreement with David Scheer, who joined the Company in fiscal 2011 as Executive Vice President, Electrical Segment.

The Change in Control Agreements provide the executives with termination benefits upon termination of employment following both a change in control and a triggering event. The Company believes the arrangements are needed in order to provide for continuity of the leadership team leading up to and after a change in control. In addition, these arrangements are necessary to attract and retain highly qualified executives.

A triggering event is defined as (i) a material reduction in base salary, bonus opportunity or aggregate value of benefits (ii) a material reduction in authority, responsibilities or duties, (iii) a change in the location where the executive is expected to provide services of 40 miles or more, in each case, compared to that in effect at the time of a change in control or during the six month period immediately preceding the change in control or (iv) a material breach of the Change in Control Agreement.

A change in control is defined as (i) the acquisition by a person or group, when combined with other holdings, of more than 50% of the stock of the Company measured by market value or voting power, other than in a public offering, (ii) the acquisition by a person or group of more than 40% of the assets from the Company measured by total gross fair market value, (iii) the acquisition by a person or group of more than 30% of the stock of the Company measured by voting power or (iv) the election of directors constituting a majority of the Company’s board pursuant to a proxy solicitation not recommended by the Company’s board

The terms and conditions of the change in control agreements for the executives are substantially similar and do not vary significantly by executive, except that the agreements for William Axline and Gustav Boel provide for a multiplier of one times the base salary and annual cash incentive, while the agreements for each of the other executives provide for a multiplier of two times the base salary and annual cash incentive. The agreements state that if the Company terminates the executive’s employment within a period beginning six months prior to, and ending 24 months after a change in control, that executive is entitled to receive a lump sum payment equal to a multiple of combined base salary and annual cash incentive. In addition, the executive would continue to receive benefits available to that executive at the time of termination for 24 months after that termination or until such earlier date as the executive becomes employed by another employer and becomes eligible for similar benefits.

The base salary and the annual cash incentive utilized in determining the payout represent the highest base salary paid in the two years prior to the change in control and the highest annual incentive paid in the three years prior to the change in control. The lump sum payment would be payable within 20 days after termination of employment.

The form of change in control agreement for Messrs. Arzbaecher, Blackmore, Goldstein, Kobylinski, Lampereur, Scheer, Wozniak and Ms. Grissom is attached to this Current Report on Form 8-K as Exhibit 10.1.

The form of change in control agreement for Messrs. Axline and Boel is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 8.01 Other Event.

On April 6, 2012, the Compensation Committee approved a performance-based equity compensation program under its existing 2009 Omnibus Incentive Plan. Prior to fiscal 2012, the Company provided equity compensation awards to executive officers primarily through a combination of stock options (60%) and restricted stock (40%). As a result of the adoption of this new performance-based equity program, the approximate weighting of target values for fiscal 2012 long-term equity incentive compensation is as follows:

	Stock Options	Restricted Stock	Performance Shares
Robert C. Arzbaecher, President and CEO	0%	0%	100%
Other Named Executive Officers	35%	35%	30%

The award of stock options and restricted stock to executive officers took place in January 2012, while equity based performance awards (“Performance Shares”) were granted in early April 2012. The entire long-term equity compensation award for the Company’s CEO, Mr. Arzbaecher, consists of Performance Shares, reflecting his lead role in driving and creating shareholder value. The Performance Shares will further increase the amount of compensation that executive officers have “at risk.”

Performance Shares include a three-year performance period, with vesting based 50% on achievement of an absolute Free Cash Flow Conversion target and 50% on the Company’s Total Shareholder Return (TSR) relative to the S&P 600 SmallCap Industrials (approximately 90 companies). The performance period for Performance Shares granted in April 2012 ends on August 31, 2014. The Company expects to grant performance shares annually with three-year performance cycles that are granted near the beginning of each fiscal year. The Compensation Committee designed the new Performance Shares to include both TSR and Free Cash Flow conversion elements. TSR aligns the interests of shareholders and executives, while Free Cash Flow Conversion rewards the efficient generation and use of cash—which is vital to fund future internal growth and acquisitions. The targets and vesting scale for Performance Shares awarded in fiscal 2012 are summarized as follows:

Measure	Minimum	Target	Maximum
Relative TSR Percentile	25th	50th	75th
Free Cash Flow Conversion	110%	125%	150%
Vesting Scale (as a percentage of Target)	50%	100%	150%

The Company and the Compensation Committee believe that its total compensation program, including salary, CMM based annual cash incentive plan and long-term equity incentive compensation, including stock options, restricted stock and the new Performance Shares, focus executive officers on Actuant’s long-term financial growth, encourage retention of key employees and align interests with shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Actuant Corporation Change in Control Agreement for Messrs. Arzbaecher, Blackmore, Goldstein, Kobylinski, Lampereur, Scheer, Wozniak and Ms. Grissom.

10.2	Form of Actuant Corporation Change in Control Agreement for Messrs. Axline and Boel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: May 2, 2012	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and Chief Financial Officer